UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 15, 2019

Twenty-First Century Fox, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32352	26-0075658
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1211 Avenue of the Americas New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 212-852-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Revolving Credit Agreement

On March 15, 2019, Fox Corporation (“Fox”), a wholly owned subsidiary of Twenty-First Century Fox, Inc. (the “Company” or “21CF”), entered into a credit agreement (the “Revolving Credit Agreement”), among Fox, as Borrower, the initial lenders named therein (the “Lenders”), the initial issuing banks named therein, Citibank, N.A. (“Citibank”), as Administrative Agent, Deutsche Bank Securities Inc. (“Deutsche Bank”) and Goldman Sachs Bank USA (“Goldman Sachs”), as Co-Syndication Agents, and JPMorgan Chase Bank, N.A. (“JPM”) and Morgan Stanley Bank, N.A. (“Morgan Stanley”), as Co-Documentation Agents. The Revolving Credit Agreement consists of a $1.0 billion five-year unsecured revolving credit facility with a sublimit of $150.0 million available for the issuance of letters of credit denominated in U.S. dollars. Under the Revolving Credit Agreement, Fox may request an increase in the amount of the credit facility commitments up to a maximum facility amount of $1.5 billion. Funds from the Revolving Credit Agreement are available for the general corporate purposes of Fox and its subsidiaries. The maturity date is March 15, 2024; however, Fox may request that the commitments be renewed, under certain circumstances as set forth in the Revolving Credit Agreement, for up to two additional one-year periods.

Any advance by the Lenders to Fox as part of a borrowing under the Revolving Credit Agreement may be available, at Fox’s option, at either (1) the Base Rate (as defined in the Revolving Credit Agreement) which is a fluctuating interest rate per annum equal to the sum of (a) the highest of (i) the prime rate, (ii) the Federal Funds Rate (as defined in the Revolving Credit Agreement) plus 0.50% or (iii) the Eurodollar Rate (as described below) for a one-month interest period (but not less than zero) plus 1.00% plus (b) the applicable margin for Base Rate advances, or (2) at the Eurodollar Rate (as defined in the Revolving Credit Agreement) which is a periodic fixed interest rate per annum equal to LIBOR (but not less than zero) plus the applicable margin for Eurodollar Rate advances. The applicable margins for Base Rate advances and Eurodollar Rate advances are based on Fox’s long-term senior unsecured non-credit enhanced debt ratings.

Under the Revolving Credit Agreement, Fox shall pay a facility fee based on Fox’s long-term senior unsecured non-credit enhanced debt ratings.

Fox may terminate, in whole or in part, the unused portion of the credit facility commitments under the Revolving Credit Agreement at any time during the term of the Revolving Credit Agreement. Once terminated, a commitment may not be reinstated.

The Revolving Credit Agreement contains customary affirmative and negative covenants (each with customary exceptions), including limitations to Fox’s ability to engage in transactions with affiliates, incur liens, engage in certain fundamental changes, incur subsidiary debt, change the nature of its business, and use the proceeds of any borrowing or letter of credit for certain purposes. Additionally, the Revolving Credit Agreement requires Fox to maintain an operating income leverage ratio of 4.5 to 1.0, subject to increase for four quarters in certain situations in connection with material acquisitions.

In addition to Citibank, as Administrative Agent, Deutsche Bank and Goldman Sachs, as Co-Syndication Agents, and JPM and Morgan Stanley, as Co-Documentation Agents, the additional members of the syndicate include: Citibank, Deutsche Bank, Goldman Sachs, JPM and Morgan Stanley, as Joint Lead Arrangers and Joint Bookrunners and Citibank, Deutsche Bank, Goldman Sachs, JPM and Morgan Stanley, as Lenders.

In the ordinary course of their respective businesses, one or more of the Lenders, or their affiliates, have or may have various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, advisory or other financial services, for which they received, or will receive, customary fees and expenses. In addition, the Company and its subsidiaries may have entered into or may enter into in the future certain engagements with one or more Lenders or their affiliates relating to specific endeavors.

The foregoing summary of the Revolving Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Revolving Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Bridge Credit Agreement

On March 15, 2019, Fox entered into a 364-Day Bridge Term Loan Agreement (the “Bridge Credit Agreement”) with the initial lenders named therein (the “Bridge Lenders”), Goldman Sachs Bank USA, as Administrative Agent, Sole Lead Arranger and Sole Bookrunner, and Citibank, N.A. and Deutsche Bank Securities Inc., as Co-Syndication Agents. The Bridge Credit Agreement provides for borrowings under a term loan facility of up to $1.7 billion with a maturity date of 364 calendar days following the date on which the Bridge Lenders are required to fund the loans (the “Bridge Closing Date”). The Bridge Credit Agreement is unsecured. The obligations of the Bridge Lenders to fund loans under the Bridge Credit Agreement (the “Commitment Period”) expires on the earlier of June 13, 2020 and the termination of the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 20, 2018, among the Company, The Walt Disney Company, TWDC Holdco 613 Corp., WDC Merger Enterprises I, Inc., and WDC Merger Enterprises II, Inc., as may be amended from time to time.

The Bridge Credit Agreement is available to Fox to (a)(i) pay on or about the Bridge Closing Date a portion of the payment of an $8.5 billion cash dividend expected to be paid by Fox to the Company on March 19, 2019 (the “Dividend”) substantially contemporaneously with the expected consummation of the separation of Fox from the Company or to replenish cash used by Fox to pay any portion of the Dividend and (ii) to pay fees and expenses related to the Transactions (as defined in the Bridge Credit Agreement) other than the Disney Acquisition(as defined in the Bridge Credit Agreement) or to replenish cash used by Fox to pay such fees and expenses and (b) for the general corporate purposes of Fox and its subsidiaries up to $500 million in the aggregate.

Any advance by the Bridge Lenders to Fox as part of a borrowing may be available, at Fox’s option, at either (1) the Base Rate (as defined in the Bridge Credit Agreement) which is a fluctuating interest rate per annum equal to the sum of (a) the highest of (i) the prime rate, (ii) the Federal Funds Rate (as defined in the Bridge Credit Agreement) plus 0.50% or (iii) the Eurodollar Rate (as described below) for a one-month interest period (but not less than zero) plus 1.00% plus (b) the applicable margin for Base Rate advances, or (2) at the Eurodollar Rate (as defined in the Bridge Credit Agreement) which is a periodic fixed interest rate per annum equal to LIBOR (but not less than zero) plus the applicable margin for Eurodollar Rate advances. The applicable margins for Base Rate advances and Eurodollar Rate advances are based on Fox’s long-term senior unsecured non-credit enhanced debt ratings, and increase by 0.25% every 90 days following the Bridge Closing Date.

Under the Bridge Credit Agreement, beginning on March 15, 2019 and continuing through the date on which the loans are advanced, or the termination of the commitments, Fox shall pay a commitment fee based on Fox’s long-term senior unsecured non-credit enhanced debt ratings multiplied by the aggregate daily amount of unused outstanding commitments. Fox has also agreed to pay a duration fee on each of the 90th, 180th and 270th day after the funding of the loans in an amount equal to 0.50%, 0.75%, and 1.00%, respectively, of the aggregate amount of the advances outstanding at the time.

The Bridge Credit Agreement contains customary affirmative and negative covenants (each with customary exceptions), including limitations to Fox’s ability to engage in transactions with affiliates, incur liens, engage in certain fundamental changes, incur subsidiary debt, change the nature of its business, and use the proceeds of any borrowing for certain purposes. Additionally, the Bridge Credit Agreement requires Fox to maintain an operating income leverage ratio of 4.5 to 1.0, subject to increase for four quarters in certain situations in connection with material acquisitions.

Failure to satisfy the covenants under the Bridge Credit Agreement or the occurrence of other specified events that could constitute an event of default could, among other things, permit the Bridge Lenders thereunder to terminate their commitments or accelerate Fox’s repayment obligations. Borrowings under the Bridge Credit Agreement are subject to mandatory prepayments, and unfunded commitments under the Bridge Credit Agreement are subject to reduction, by or with an amount equal to any proceeds from the incurrence of indebtedness, the issuance of equity, and asset sales outside the ordinary course of business, in each case subject to exclusions, and by or with an amount equal to any “Cash Payment” (as defined in the Merger Agreement) paid to the Borrower in accordance with the Merger Agreement.

In the ordinary course of their respective businesses, one or more of the Bridge Lenders, or their affiliates, have or may have various relationships with the Company or its subsidiaries involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, advisory or other financial services, for which they received, or will receive, customary fees and expenses. In addition, the Company and its subsidiaries may have entered into or may enter into in the future certain engagements with one or more Bridge Lenders or their affiliates relating to specific endeavors.

The foregoing summary of the Bridge Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Bridge Credit Agreement, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Revolving Credit Agreement

See the description of the Revolving Credit Agreement set forth herein under “Item 1.01. Entry into a Material Definitive Agreement—Revolving Credit Agreement” which is incorporated into this Item 2.03 by reference.

Bridge Credit Agreement

See the description of the Bridge Credit Agreement set forth herein under “Item 1.01. Entry into a Material Definitive Agreement—Bridge Credit Agreement” which is incorporated into this Item 2.03 by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

10.1	Credit Agreement, dated as of March 15, 2019, among Fox Corporation, as Borrower, the initial lenders named therein, the initial issuing banks named therein, Citibank, N.A., as Administrative Agent, Deutsche Bank Securities Inc. and Goldman Sachs Bank USA, as Co-Syndication Agents, JPMorgan Chase Bank, N.A. and Morgan Stanley Bank, N.A., as Co-Documentation Agents, and Citibank, N.A., Deutsche Bank Securities Inc., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., as Joint Lead Arrangers and Joint Bookrunners*

10.2	364-Day Bridge Term Loan Agreement, dated as of March 15, 2019, among Fox Corporation, as Borrower, the initial lenders named therein, Goldman Sachs Bank USA, as Administrative Agent, Sole Lead Arranger and Sole Bookrunner, and Citibank, N.A. and Deutsche Bank Securities Inc., as Co-Syndication Agents*

*Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated as of March 15, 2019, among Fox Corporation, as Borrower, the initial lenders named therein, the initial issuing banks named therein, Citibank, N.A., as Administrative Agent, Deutsche Bank Securities Inc. and Goldman Sachs Bank USA, as Co-Syndication Agents, JPMorgan Chase Bank, N.A. and Morgan Stanley Bank, N.A., as Co-Documentation Agents, and Citibank, N.A., Deutsche Bank Securities Inc., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., as Joint Lead Arrangers and Joint Bookrunners*

10.2	364-Day Bridge Term Loan Agreement, dated as of March 15, 2019, among Fox Corporation, as Borrower, the initial lenders named therein, Goldman Sachs Bank USA, as Administrative Agent, Sole Lead Arranger and Sole Bookrunner, and Citibank, N.A. and Deutsche Bank Securities Inc., as Co-Syndication Agents*

*Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWENTY-FIRST CENTURY FOX, INC.

Date: March 15, 2019	By:	/s/ Janet Nova
Janet Nova
Executive Vice President and Deputy Group General Counsel